SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

HANCOCK FABRICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
VOTING
REVOCABILITY OF PROXIES
SOLICITATION
ITEM 1 -- ELECTION OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
ADDITIONAL CORPORATE GOVERNANCE INFORMATION
AUDIT COMMITTEE REPORT
ITEM 2 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
BOARD COMPENSATION COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
STOCK PRICE PERFORMANCE GRAPH
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS
EXHIBIT A

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 10, 2004

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hancock Fabrics, Inc. will be held at the Stennis Center, 3400 West Main Street, Tupelo, Mississippi (adjacent to the Company’s headquarters) on Thursday, June 10, 2004 at 10:00 a.m. CDT, or as soon thereafter as a quorum shall be present, for the following purposes:

1.	To elect two directors;
2.	To ratify the appointment of PricewaterhouseCoopers, LLP as Hancock’s independent auditors for the fiscal year ending January 30, 2005; and
3.	To consider and vote upon such other matters as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record on the books of the Company at the close of business on April 15, 2004 will be entitled to vote at the meeting.

      Shareholders are cordially invited to attend the meeting.

      PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Dated: April 26, 2004

By order of the Board of Directors,

Ellen J. Kennedy
Secretary

PROXY STATEMENT

OF

HANCOCK FABRICS, INC.

      This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Hancock Fabrics, Inc. and at any adjournment thereof. The meeting will be held on June 10, 2004 at 10:00 a.m. CDT at the Stennis Center, 3400 West Main Street, Tupelo, Mississippi (adjacent to the Company’s headquarters) for the purposes set forth in the preceding Notice of the Meeting dated April 26, 2004. This solicitation is made by the Company.

      Only shareholders of record at the close of business on April 15, 2004 will be entitled to vote at the meeting. On that date, the outstanding stock of the Company consisted of 18,886,214 shares of common stock.

      The mailing address of the principal executive offices of the Company is P.O. Box 2400, Tupelo, Mississippi 38803-2400. The approximate date on which this Proxy Statement, the accompanying form of proxy and the 2003 Annual Report are first sent to shareholders is April 26, 2004.

VOTING

      Each shareholder is entitled to one vote per share for each Board seat to be filled and on each other matter voted on at the meeting. A proxy, when executed and not revoked, will be voted in accordance with the information it contains. Unless the accompanying form of proxy contains instructions to the contrary, it will be voted FOR the election of the nominees named below to serve until 2007 (see “ELECTION OF DIRECTORS”), FOR the ratification of the appointment of PricewaterhouseCoopers, LLP as Hancock’s independent auditors for the fiscal year ending January 30, 2005 (see “RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS”) and, in the discretion of the proxyholders, upon such other matters as may properly come before the meeting.

      The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will not affect whether a proposal has been approved.

REVOCABILITY OF PROXIES

      A shareholder who executes a proxy may revoke it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the meeting, a written notice of revocation relating to the proxy, (ii) duly executing a subsequent proxy bearing a later date relating to the same shares and delivering it to the Secretary at or before the meeting, or (iii) voting in person at the meeting. Any written notice revoking a proxy should be sent to Hancock Fabrics, Inc., P.O. Box 2400, Tupelo, Mississippi 38803-2400, Attention: Secretary.

SOLICITATION

      The Company will bear the cost of soliciting these proxies. Brokers, nominees, fiduciaries and other custodians will be reimbursed for their reasonable expenses incurred in sending proxy material to principals and obtaining their instructions. The Company’s transfer agent will assist the Company in its communications. In addition, directors, officers and employees may solicit proxies in person, by telephone or in writing.

      The following table provides information about the persons known to the Company to be the beneficial owners of more than 5% of any class of the Company’s securities:

	Name and Address of	Number of Shares	Percent of
Title of Class	Beneficial Owner(1)	Beneficially Owned(1)	Class(2)

Common Stock	Neuberger Berman, LLC	2,301,255	12.185%
	605 Third Ave. New York, NY 10158-3698

Common Stock	T. Rowe Price Associates, Inc.(3)	2,133,800	11.298%
	100 E. Pratt Street Baltimore, MD 21202

(1)	Information concerning beneficial ownership and the number of shares beneficially owned is based on reports filed by the shareholders with the Securities and Exchange Commission.

(2)	As of April 15, 2004.

(3)	These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,518,400 shares, representing 8.040% of the shares outstanding), for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

      The following table provides information, as of April 15, 2004, about the beneficial ownership of the Company’s common stock by each of the Company’s directors, named executive officers as determined by the Board of Directors (the “Named Executive Officers”) and all directors and executive officers as a group:

	Amount and Nature
	of Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)	Class

Larry G. Kirk	530,193	2.770%

Jack W. Busby, Jr.	276,822	1.456%

James A. Austin	97,581	.516%

Bruce D. Smith	139,472	.736%

Donna L. Weaver	93,501	.495%

Don L. Frugé	44,689	.237%

Roger T. Knox	27,046	.143%

All Directors and Executive Officers as a Group	1,209,304	6.236%

(1)	Includes 251,300, 130,000, 26,250, 69,000, 9,375, 9,375 and 9,375 shares of which the listed individuals, respectively, have the right to acquire beneficial ownership on or before June 14, 2004 upon the exercise of stock options.

ITEM 1 — ELECTION OF DIRECTORS

      In accordance with the By-Laws, the Board of Directors has fixed the number of directors of the Company at six. The directors have been classified, with respect to the time for which they severally hold office, into three classes of two each. Two nominees will be elected to hold office until the annual meeting of shareholders in 2007 or until election and qualification of a successor. The shares represented by proxies will be voted for the election of the nominees named below, but if a nominee should be unable to serve, those shares will be voted for such replacement as the Board may designate. The Company has no reason to expect that either of the nominees will be unable to serve.

      The following table provides information about each nominee and each continuing director, including the business experience of each during at least the past five years:

Name		Director
(Age)	Principal Occupation and Business Experience	Since

Nominees to Serve Until 2007

Roger T. Knox (66)	Director of Fred’s Inc. (retailer) , Memphis, Tennessee. President Emeritus and formerly Chief Executive Officer, Memphis Zoo, Memphis, Tennessee. Formerly Chairman and Chief Executive Officer, Goldsmith’s (retailer), a division of Federated Department Stores, Inc., Memphis, Tennessee	1999

Bernard J. Wein (63)	Formerly Chairman, President and CEO of Catherine’s Stores (retailer), Memphis, Tennessee	N/A

Directors to Serve Until 2006

Don L. Frugé (58)	Chief Executive Officer and President, University of Mississippi Foundation, and Professor Emeritus of Law, University of Mississippi, University, Mississippi	1987

Larry G. Kirk (57)	Chairman and Chief Executive Officer. Director of BancorpSouth, Inc., Tupelo, Mississippi	1990

Director to Serve Until 2005

Jack W. Busby, Jr. (61)	Formerly President and Chief Operating Officer	1997

Donna L. Weaver (60)	Chairman, MxSecure, Inc., Phoenix, Arizona. Director of Basic American, Inc., San Francisco, California. Director of E*TRADE Group, Inc., New York, New York. Formerly Chairman of Weaver, Field & London Investor Relations and Corporate Communications, San Francisco, California	1987

      Mr. Wein was initially recommended to the Company as a candidate for the Board of Directors by outside counsel to the Company. The Corporate Governance and Nominating Committee of the Board, and

the Board itself, reviewed Mr. Wein’s qualifications, confirmed his independence and approved his inclusion in this proxy statement as a nominee.

Director Independence

      The Board of Directors has reviewed the relationships between the Company and each of its directors and has determined that all of the directors, other than Larry G. Kirk, Hancock’s Chairman and CEO, and Jack W. Busby, Jr., Hancock’s former President and Chief Operating Officer, are “independent” as defined in the Listing Standards of the New York Stock Exchange (“NYSE”). The Board of Directors has affirmatively determined that no director, other than Larry G. Kirk and Jack W. Busby, Jr., has a material relationship with the Company. In making this determination, the Board has broadly considered all relevant facts and circumstances. In addition, the Board has adopted categorical independence standards for determining the independence of directors. Those standards reflect the specific independence requirements of the NYSE and are available on the Company’s website at www.hancockfabrics.com under the “Investor Relations — Corporate Governance” link. With respect to any relationship that is not covered by the categorical independence standards, the members of the Board who satisfy the requirements of those standards will make a determination, based on all relevant facts and circumstances, as to whether or not the relationship is material, and therefore whether the director who has the relationship will be considered independent. The Company will disclose and explain the basis for any determination that such a relationship is not material in its next proxy statement. In addition, the Company will disclose and explain the basis for any determination of independence for a director who does not satisfy the categorical independence standards.

      The Board of Directors recommends a vote FOR the election of the nominees named above to serve until 2007.

      The Board of Directors holds meetings on a regular quarterly basis and on other occasions when required by special circumstances. The Board of Directors delegates certain of its functions to its standing Audit Committee, Management Review and Compensation Committee, Corporate Governance and Nominating Committee and Executive Committee.

Committees of the Board of Directors

      The Audit Committee of the Board of Directors, which met seven times during the Company’s latest fiscal year, is charged with oversight of the Company’s accounting and financial reporting process and the audits of its financial statements. The Audit Committee also assists the Board in monitoring the integrity of the Company’s financial statements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and the Company’s compliance with laws and regulations and with the Code of Business Conduct and Ethics and the Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers. This Committee has sole authority for the appointment or replacement and pre-approval of the services and fees of the Company’s independent auditors (see “Principal Accountant Fees and Services”). The Audit Committee is composed of Don L. Frugé (Chair), Roger T. Knox and Donna L. Weaver. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements of the NYSE and Section 10A(m)(3) of the Securities and Exchange Act of 1934 (“the Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), and that each member qualifies as a financial expert as defined in rules promulgated by the SEC under the Exchange Act, as interpreted by the Board. (See the Charter of the Audit Committee, attached as Exhibit A, for a complete listing of the purpose, requirements for membership and responsibilities of this Committee.)

      The Management Review and Compensation Committee of the Board of Directors, which met five times during the Company’s latest fiscal year, is charged with responsibilities relating to the evaluation and compensation of the Company’s officers and employees including establishing compensation plans, evaluating the performance of and determining and approving the compensation of the CEO and other senior executives of the Company, administering the Company’s retirement plans, 2001 Stock Incentive Plan, Extra Compensation Plan, Officer Incentive Compensation Plan and the 1997 Bonus Plan for Store Management, and making recommendations to the Board respecting policies of the Board dealing with such Plans. The Management Review and Compensation Committee is composed of Roger T. Knox (Chair), Don L. Frugé and Donna L. Weaver, all of whom meet the independence requirements of the NYSE.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the Management Review and Compensation Committee members, named above, is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no executive officer of the Company served during 2003 as a director or a member of the compensation committee of any entity that had an executive officer serving on the Board of the Company.

      The Corporate Governance and Nominating Committee of the Board of Directors (the “Nominating Committee”), which met four times during the Company’s latest fiscal year, recommends nominees for election to the Board by the stockholders at the annual meeting and makes recommendations to the Board of Directors regarding corporate governance matters and practices. The Nominating Committee is composed of Donna L. Weaver (Chair), Don L. Frugé and Roger T. Knox, all of whom meet the independence requirements of the NYSE.

      The Nominating Committee identifies candidates for nominees based upon both its criteria for evaluation and the candidate’s previous service on the Board. Additionally, the Nominating Committee may use the services of a search company in identifying nominees. Although the Nominating Committee has not determined specific minimum qualifications for its nominees, it evaluates candidates that it has identified based upon:

•	character, personal and professional ethics, integrity and values;

•	executive level business experience and acumen;

•	relevant business experience or knowledge (although preference may be shown for experience in or knowledge of specialty retail industries, it is not a prerequisite);

•	skills and expertise necessary to make significant contributions to the Company, its Board and its stockholders;

•	business judgment;

•	availability and willingness to serve on the Board;

•	independence requirements of the NYSE;

•	potential conflicts of interest with the Company or its stockholders taken as a whole; and

•	accomplishment within the candidate’s own field.

      The Nominating Committee has adopted a policy with regard to considering a shareholder’s nominee. To submit a nominee for consideration, a shareholder must provide the Nominating Committee:

•	proof of the shareholder’s eligibility to submit proposals in accordance with Rule 14a-8(b) of the Exchange Act of 1934, as amended;

•	a complete description of the candidate’s qualifications, experience and background; and

•	the candidate’s signed consent to serve on the Board.

      In general, the Nominating Committee will evaluate a candidate identified by a shareholder using the same standards as it uses for candidates it identifies. Before recommending a shareholder’s candidate, the Nominating Committee may also:

•	consider whether the shareholder candidate will significantly add to the range of talents, skills and expertise of the Board;

•	conduct appropriate verifications of the background of the candidate; and

•	interview the candidate or ask the candidate for additional information.

      The Nominating Committee has full discretion not to include a shareholder’s candidate in its recommendation of nominees to the Board. If the Nominating Committee does not recommend a shareholder’s candidate to the Board, it will not make public the reason or reasons for its decision. None of the policies or procedures relating to the Nominating Committee affect shareholders’ rights under Delaware law or our Certificate of Incorporation or Bylaws.

      When the Board is not in session, the Executive Committee of the Board may exercise the powers vested in the Board (except certain enumerated major powers such as the power to declare dividends, amend the By-Laws and fill vacancies on the Board and certain powers reserved to the Board under Delaware law). In practice, the function of this Committee is to act on matters arising between Board meetings that have special time value but do not appear to warrant a special Board meeting. The Executive Committee is composed of Larry G. Kirk (Chair), Jack W. Busby, Jr. and Don L. Frugé. This Committee did not meet during the Company’s latest fiscal year.

      The full Board met seven times and the three independent directors met in executive session four times during the Company’s latest fiscal year. The presiding director position for the executive sessions of the three independent directors has been determined on a rotating basis among the directors. All of the directors attended at least 75% of the meetings of the Board and of all committees on which he or she served.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

      Shareholder or interested party communications with an individual director or the Board of Directors as a group should be addressed to “Hancock — Director Communications”, P.O. Box, 1718 Oxford, MS 38655.

ADDITIONAL CORPORATE GOVERNANCE INFORMATION

      The following corporate governance materials of Hancock are also available free of charge in the “Investor Relations — Corporate Governance” section of the Company’s website at www.hancockfabrics.com. In addition, we will provide copies of the documents free of charge upon request.

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers;

•	Audit Committee, Management Review and Compensation Committee and Corporate Governance and Nominating Committee charters.

      The Company will post any material amendments or waivers to the Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers to its website.

Director Attendance at Annual Meetings of Shareholders

      Directors are encouraged to attend the Annual Meeting of Shareholders. All directors attended the 2003 Annual Meeting of Shareholders.

AUDIT COMMITTEE REPORT

      As described more fully in its charter, the Audit Committee is structured to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s responsibilities include oversight of the Company’s accounting and financial reporting process. The Audit Committee also provides oversight for the audit of the Company’s financial statements and assists the Board in monitoring the integrity of the Company’s financial statements, the qualifications and independence of its independent auditors, the performance of its internal audit function and its compliance with applicable laws and regulations, and its Code of Business Conduct and Ethics and its Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers. The Audit Committee provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

      During fiscal 2003, the Audit Committee met four times with the Chief Financial Officer and independent auditors to review interim financial information prior to public release. The Audit Committee also met two times with the independent auditors to review the scope and results of the annual audit.

      In overseeing the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, as required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, discussed with the auditors any relationships or services that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s system of internal controls.

      The Audit Committee met with the independent auditors, both with and without management present, to discuss and review all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

      The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended February 1, 2004, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

      Based on its review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in its Annual Report on Form 10-K for the year ended February 1, 2004, for filing with the SEC. The Audit Committee also reappointed PricewaterhouseCoopers LLP (“PwC”) as the independent auditors.

Audit Committee

Don L. Frugé, Chair
Roger T. Knox
Donna L. Weaver

      In order to ensure the integrity of the Company’s financial reports, the Audit Committee welcomes and encourages employees to report directly to it any practice, policy or act that could impair the integrity of the Company’s financial records or reports. If any employee has information that would be beneficial to the Audit Committee in fulfilling its oversight responsibilities, he or she is encouraged to contact the Audit Committee at the address below. The identity of any employee submitting information to the Audit Committee will be held in confidence, as required by the Sarbanes-Oxley Act.

Audit Committee
Don L. Frugé, Chair
P.O. Box 1718
Oxford, MS 38655

ITEM 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as our independent auditors for the Company’s fiscal year ending January 30, 2005. Although Shareholder ratification of the Company’s independent auditors is not required by our Charter, By-laws, Delaware law or otherwise, in the interest of sound corporate governance and in order to permit our Shareholders to participate in this important corporate decision, we are submitting the selection of PwC to our Shareholders for ratification. The Board of Directors recommends a vote FOR the ratification of the selection of PwC as independent auditors. If not ratified, the Audit Committee will reconsider its selection, although it will not be required to select different independent auditors for the Company. Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from Shareholders present at the meeting.

Principal Accountant Fees and Services

      Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP were as follows (in thousands):

	Years Ended

	February 1,	February 2,
	2004	2003

Audit	$265	$232
Audit Related	37	26
Tax	11	12

	$313	$270

      The Audit Committee pre-approves all services performed by the Company’s independent auditors in accordance with the Company’s Audit Committee Pre-Approval Policy. The Pre-Approval Policy requires that any audit or non-audit service performed by the Company’s independent auditor receive either specific or appropriate general pre-approval by the Audit Committee. In addition, any service to be performed by the independent auditor that exceeds a pre-determined fee level is required to receive specific pre-approval by the Audit Committee. The Company’s independent auditor is permitted to provide audit, audit-related, tax and other services as detailed in the Pre-Approval Policy. The Company’s independent auditor is prohibited from performing certain non-audit services detailed in the policy. The Audit Committee pre-approved 100% of the services described above.

BOARD COMPENSATION COMMITTEE REPORT

      The Management Review and Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of three independent directors. The Compensation Committee considers the performance of the CEO and other senior executives of the Company, determines their salaries, administers the cash incentive compensation plans and is responsible for granting stock options and awarding restricted stock under the provisions of the various plans.

Compensation Policies

      The goals of the Company’s compensation program are to align compensation with business performance and the interests of shareholders, and to enable the Company to attract, motivate and retain management that can contribute to the Company’s long-term success. Therefore, the executive compensation program includes base salary, annual cash incentive bonus (the Extra Compensation Plan and the Officer Incentive Compensation Plan) and long-term incentives in the form of stock options and restricted stock. Other than routine insignificant business amenities, such as the use of automobiles, the executive officers of the Company are not provided with any forms of compensation not discussed in this report, except that dividend-equivalents are paid when an officer exchanges restricted stock for deferred stock units in order to replace the actual dividends that are lost upon the cancellation of the restricted stock. The CEO’s compensation is determined in the same manner as that of the other corporate officers.

Section 162(m) of the Internal Revenue Code — Deductibility Limitation

      Section 162(m) of the Internal Revenue Code of 1986 imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct for federal income tax purposes in any year for the compensation paid or accrued with respect to its executive officers. It is the Compensation Committee’s policy to seek to preserve the tax deductibility of all executive compensation under Section 162(m) to the extent consistent with the overall objectives of the executive compensation program in attracting, motivating and retaining its executives. However, the Compensation Committee recognizes that as a result of appreciation in the Company’s stock price, executive compensation amounts in future years could exceed this limitation due to the timing of stock option exercises and the vesting of restricted shares.

Base Salary

      The Compensation Committee annually reviews the base salaries of the CEO and the other executive officers and members of corporate management. When reviewing base salary and possible adjustments to base salary, the Compensation Committee subjectively considers individual performance, Company performance (which is not defined as any specific financial measure or measures), the expected impact of long-term decisions, employee retention, changes in level of responsibility and economic conditions in the retail fabric industry. In determining the adjustments made in 2003 to the base salaries of the executive officers, including the CEO, the Compensation Committee considered all of the above criteria.

Incentive Compensation

      The Compensation Committee believes that executive compensation should be linked to business performance. In order to link annual cash compensation to Company performance, the Compensation Committee allocates funds to bonus programs based on the Company’s operating earnings before interest and taxes. The total of bonuses paid under the Extra Compensation Plan to eligible participants will increase or decrease each year in direct relation to the percentage increase or decrease in the Company’s operating earnings compared to the prior year. However, if operating earnings increase 10% or more, officer participation in the Extra Compensation Plan is capped. At this point, the Officer Incentive Compensation Plan begins to provide for bonuses based on a percentage of an officer’s base salary in relation to a predetermined level of improvement in operating earnings over the prior year. Operating earnings declined by eleven percent (11%) in 2003, therefore bonuses for each of the executive officers were determined as provided only by the Extra Compensation Plan, as no bonuses were earned under the Officer Incentive Compensation Plan.

      The aggregate of the bonus payments to the executive officers for fiscal year 2003, including the CEO (whose compensation is discussed below), decreased from fiscal year 2002 due to the decrease in operating earnings compared to the prior year.

Long-term Incentives

      To more closely align the interests of the Company’s shareholders and the executive officers, and to focus management’s attention on long-term strategic objectives which will enhance shareholder value, the Compensation Committee grants stock options and awards restricted stock. In addition, the Company and its officers may mutually elect to exchange shares of restricted stock for deferred stock units with terms that are identical to the restricted shares that are replaced. All grants and awards contain vesting provisions of one to five years to encourage continued employment with the Company and continued attention to long-term objectives and share appreciation. The exercise price for the stock options granted is equal to the fair market value of the underlying stock on the date of grant. Therefore, the ultimate value of these equity incentives to the executive officers and other recipients is directly related to the market value of the common stock and to the common stock dividend yield. The Compensation Committee has established a policy which generally grants stock options and awards restricted stock annually to the executive officers in amounts based on the recipient’s level of responsibility.

      Based on these Compensation Committee guidelines, the CEO and other executive officers received stock option grants and restricted stock awards, as detailed in the SUMMARY COMPENSATION TABLE below.

Company Performance and Compensation of the Chief Executive Officer

      The CEO’s base salary, incentive compensation and long-term incentives in the form of stock options and restricted stock were determined in a manner consistent with the compensation of the other executive officers and members of corporate management. The CEO’s base salary for fiscal year 2003 was $310,577 and was determined by the Compensation Committee after considering the CEO’s individual performance, the Company’s performance (which is not defined as any specific financial measure or measures), the expected impact of long-term decisions, employee retention and economic conditions in the retail fabric industry. The CEO’s bonus for fiscal year 2003 was $88,501, all of which was earned under the Extra Compensation Plan, as no bonuses were payable under the Officer Incentive Compensation Plan. During the latest fiscal year, Mr. Kirk was granted options for 30,000 shares. Mr. Kirk was also awarded 14,500 shares of restricted stock.

Management Review and Compensation Committee

Roger T. Knox, Chair
Don L. Frugé
Donna L. Weaver

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company’s CEO and each of the Named Executive Officers (determined as of the end of the latest fiscal year) for the fiscal years ended, February 1, 2004, February 2, 2003 and February 3, 2002:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-term Compensation

				Restricted	Securities
				Stock	Underlying
		Salary	Bonus(1)	Awards(2)	Options/SARs
Name and Principal Position	Year	($)	($)	($)	(#)

Larry G. Kirk	2003	310,577	88,501	229,680	30,000
Chairman of the Board and	2002	291,346	160,371	211,653	30,000
Chief Executive Officer	2001	276,346	135,135	135,285	30,000

Jack W. Busby, Jr.	2003	249,615	66,375	183,744	20,000
President and	2002	235,077	124,357	168,237	20,000
Chief Operating Officer	2001	219,038	104,926	105,740	20,000

James A. Austin(3)	2003	214,231	53,759	155,232	15,000
Executive Vice President	2002	204,231	99,040	124,821	15,000
	2001	107,692	50,000	486,183	30,000

Bruce D. Smith	2003	179,231	35,399	121,968	10,000
Senior Vice President,	2002	169,231	68,947	112,158	10,000
Chief Financial Officer and Treasurer	2001	156,346	58,013	74,640	10,000

(1)	For 2003, bonus amounts were computed under the Extra Compensation Plan. For 2002 and 2001, bonus amounts were computed under the Extra Compensation Plan and the Officer Incentive Compensation Plan, except for Mr. Austin. Mr. Austin’s bonus amount for 2001 was determined by the Management Review and Compensation Committee at the time of his employment. See the BOARD COMPENSATION COMMITTEE REPORT for further details on how bonus amounts are determined.

(2)	Restricted stock awards generally vest five years from the date of award. With respect to Mr. Austin, 50,000 shares awarded during 2001, with a value of $375,000 at the time of award, will vest 20% upon each anniversary of the award date. Prior to vesting, restricted shares are not negotiable or otherwise transferable and are subject to forfeiture if employment terminates. Dividends are paid on shares subject to restrictions. See “Employment Contracts and Termination of Employment and Change of Control Arrangements” for a description of circumstances under which the vesting schedule may be accelerated. The amounts shown represent the market value of the restricted shares on the date of award. As of the end of the latest fiscal year (specifically, January 30, 2004, the last trading day prior to fiscal year end), the executive officers held the following number of restricted shares or deferred stock units, with the following market values: Mr. Kirk, 107,800 shares, $1,810,501; Mr. Busby, 83,300 shares, $1,399,024; Mr. Austin, 61,000 shares, $1,024,495 and Mr. Smith, 56,800 shares, $953,956.

(3)	Mr. Austin joined the Company June 14, 2001, and information in the table for 2001 is included for only that portion of the year commencing on that date.

Stock Options

      The following table contains information about the grant of stock options during the Company’s latest fiscal year to the Named Executive Officers:

OPTION/ SAR GRANTS IN LAST FISCAL YEAR

					Potential realizable
					value at assumed annual
					rates of stock
					price appreciation
					for the option term
Individual Grants(1)					(10 years)

					5%		10%

		% of total
	# of	options
	Securities	granted
	Underlying	to
	Options/SARs	employees	Exercise or
	granted(2)	in fiscal	base price		Stock price		Stock price
Name	(#)	year	(per share)	Expiration date	(per share)(3)	Gain(4)	(per share)(3)	Gain(4)

Larry G. Kirk	30,000	6.47	$15.84	June 11, 2013	$25.80	$298,800	$41.09	$757,500

Jack W. Busby, Jr.	20,000	4.32	15.84	June 11, 2013	25.80	199,200	41.09	505,000

James A. Austin	15,000	3.24	15.84	June 11, 2013	25.80	149,400	41.09	378,750

Bruce D. Smith	10,000	2.16	15.84	June 11, 2013	25.80	99,600	41.09	252,500

(1)	All options shown here were granted under the Company’s 2001 Stock Incentive Plan.

(2)	All options shown here were granted on June 11, 2003 (the “Grant Date”), and become exercisable as to 25% of the shares subject to the options one year and one day following the Grant Date and as to the remaining shares 25% upon each subsequent anniversary of the Grant Date. See “Employment Contracts and Termination of Employment and Change of Control Arrangements” for a description of circumstances under which the vesting schedule may be accelerated. The Company does not grant SARs.

(3)	The stock price (per share) is computed based on 10 years of appreciation in the option exercise price, $15.84, at a 5% annual rate ($25.80) and a 10% annual rate ($41.09), as prescribed by the SEC.

(4)	No gain to the optionee is possible without an increase in the stock price, which will benefit all shareholders.

Option Exercises and Holdings

      The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the latest fiscal year and unexercised options held as of the end of the latest fiscal year:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of securities
			underlying unexercised		Value of unexercised in-the-money
		Value realized	options at fiscal year-end		options at fiscal year-end
		(Market price at	(#)		($)
	Shares acquired	exercise less
	on exercise	exercise price)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Larry G. Kirk	0	0	296,100	67,500	$2,118,412	$168,075

Jack W. Busby, Jr.	40,800	346,266	145,000	45,000	967,550	112,050

James A. Austin	0	0	11,250	41,250	69,713	153,750

Bruce D. Smith	0	0	61,500	22,500	460,280	56,025

Pension Plans

      The Company maintains a noncontributory retirement program under which retirement benefits are provided by a qualified defined benefit pension plan supplemented by a nonqualified unfunded plan affording certain benefits that cannot be provided by the qualified plan. In this description, the qualified and nonqualified plans are treated as one “Plan.” Each of the continuing Named Executive Officers participates in the Plan.

      For each year of credited service, a Plan participant accrues a retirement benefit calculated under a formula based on covered compensation for that year. Covered compensation is defined in the Plan documents. It includes, generally, all wages, salary and bonus actually received, plus contributions that the participant elects to be made on his or her behalf pursuant to a “cafeteria plan” (as defined under Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” section 125) or to a “qualified cash or deferred arrangement” (as defined under Internal Revenue Code section 401(k)).

      Under the Plan formula applicable to the Named Executive Officers, the annual retirement benefit payable at normal retirement age as a straight life annuity is the sum of: (1) for years of credited service through 1992, 1% of average annual compensation during the five years ending December 31, 1992, multiplied by years of credited service through 1992, plus 0.33% of such average annual compensation in excess of $50,640 multiplied by years of credited service through 1992 up to a maximum of 30 years, and (2) for each year of credited service following 1992, 1% of annual compensation for that year, plus (for years of credited service up to a maximum of 30 years) 0.33% of such annual compensation in excess of the Social Security maximum wage base for that year.

      If Mr. Kirk, Mr. Austin and Mr. Smith continue in their present positions, the estimated annual retirement benefit payable to them under the Plan upon the normal retirement age in the form of a straight life annuity would be $107,274, $64,953 and $74,321, respectively. These estimates are computed using, for all future years of credited service, the compensation levels in effect for calendar year 2003 (the most recent Plan year) and the Social Security maximum wage base in effect for calendar year 2004. Mr. Busby retired from the Company on February 3, 2004. His annual retirement benefit is $61,636. This amount was computed using his compensation level in effect through his retirement date and the Social Security maximum wage base in effect for calendar year 2004.

Employment Contracts and Termination of Employment and Change of Control Arrangements

      The Company has entered into deferred compensation agreements (the “Deferred Agreements”) with each of the continuing Named Executive Officers to ensure that their services remain available to the Company and that they are not attracted by other employers seeking their services. Under the Deferred Agreement with Mr. Kirk (the “Kirk Deferred Agreement”), the right to payment is conditioned on Mr. Kirk’s full-time employment until age 55 or earlier death, his availability as a consultant to the Company and his not engaging in activities competitive with the business of the Company. Provided such conditions are satisfied, payments of $50,000 a year for 15 years will begin upon cessation of his employment. Upon his death, the payments may be made to a designated beneficiary. If neither a change of control of the Company has occurred nor Mr. Kirk’s right to payments under the Kirk Deferred Agreement has vested, Mr. Kirk may elect that, upon such occurrence and vesting, he (or, in certain cases, his designated beneficiary) will receive in a cash lump sum the present value of all payments that would become payable, regardless of the fact that the Kirk Deferred Agreement provides for payment at some later date or requires some future performance. If a change of control of the Company occurs and the right to payments under the Kirk Deferred Agreement either is or becomes vested, as explained below (and if Mr. Kirk has not elected to receive a lump sum payment as described in the preceding sentence), the Company is required to establish an irrevocable letter of credit in an amount equal to the largest sum of all payments to be paid under the Kirk Deferred Agreement, to serve as security for those payments. Unless the letter of credit is established and renewed on a timely basis, Mr. Kirk (or, in certain cases, his designated beneficiary) will then receive in a cash lump sum the total of those payments, regardless of the fact that the Kirk Deferred Agreement provides for payment at some later date or requires some future performance. The Deferred Agreements with Mr. Busby, Mr. Austin and Mr. Smith are substantially similar to the Kirk Deferred Agreement except that (i) employment for Mr. Busby, Mr. Austin and Mr. Smith is required until age 60 and (ii) the annual payments for the 15-year period are $40,000 for Mr. Busby, $30,000 for Mr. Austin and $25,000 for Mr. Smith. Mr. Busby’s payments began upon his retirement from the Company on February 3, 2004.

      The Company has entered into contingent severance arrangements with each of the continuing Named Executive Officers (collectively the “Severance Agreements”). Each Severance Agreement is effective until May 4, 2005 and provides that, if during the three years following a change of control of the Company (as defined in the Severance Agreement), the employment of the individual is terminated by the employer other than for cause, disability or death or the individual terminates employment for good reason (as defined in the Severance Agreement), the individual will receive a lump sum payment equal to the sum of (i) the individual’s annual base salary through the termination date (to the extent not yet paid) and (ii) two times (except that the Severance Agreements with Mr. Austin and Mr. Smith provide that the multiplier is one rather than two) the sum of (a) the individual’s annual base salary at the rate in effect when employment was terminated or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) the highest bonus paid or payable to the individual within the five years preceding the change of control. The individual is also entitled to a continuation of family health and insurance benefits for two years and to certain supplemental retirement benefits in respect of that continuation period (except that the Severance Agreements with Mr. Austin and Mr. Smith provide a continuation period of one rather than two years). The Severance Agreements further provide, in the event that the individual is entitled to payment thereunder, that he will be deemed to have satisfied the service requirement under his Deferred Agreement. The Severance Agreement with Mr. Kirk also provides that if he remains in the employ of the Company for the 12-month period following the change of control and voluntarily terminates employment for any reason (other than for good reason, in which case the formula set out above will be applicable) during the 30-day period following that 12-month period, he will receive a lump sum payment equal to the sum of (i) his annual base salary through the termination date (to the extent not yet paid) and (ii) the sum of (a) his annual base salary at the rate in effect when employment was terminated or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) the highest bonus paid or payable to him within the five years preceding the change of control; and he will be entitled to a continuation of health and insurance benefits for one year and to certain supplemental retirement benefits in respect of that continuation period. The Severance Agreements also provide that if any tax under Section 4999 of the Internal Revenue Code, or any comparable provision (a “Penalty Tax”) is imposed on any payment made or benefit provided to the individual, then the amount of such payment or benefit will be increased to the extent necessary to compensate the individual fully for the imposition of such Penalty Tax.

      The Company has entered into Agreements to Secure Certain Contingent Payments with each of the continuing Named Executive Officers (the “Contingent Agreements”). Upon a change of control of the Company, the Contingent Agreements require the Company to establish an irrevocable letter of credit in favor of such individuals securing certain benefits payable under the Severance Agreements and any lump sum payment elected under the Deferred Agreements. The amount of the letters of credit will be calculated initially and recalculated quarterly by an independent accounting firm. Failure to establish and renew the letters of credit prior to expiration will cause the amounts intended to be secured by the letters of credit to become immediately payable to the individuals.

      With respect to the Company’s 1987 and 1996 Stock Option Plans, upon a change of control of the Company (as defined in the plans), options become fully exercisable and, with certain exceptions, remain exercisable by the optionee, including each of the Named Executive Officers, for a period of 90 days following termination of the optionee’s employment if such termination occurs within one year of the change of control. Under the 2001 Stock Incentive Plan change in control provisions (as defined in the plan), the outstanding options become fully vested and may be cashed out at the highest market price occurring during a 60 day period prior to the date of the change of control. See footnotes to the SUMMARY COMPENSATION TABLE and the table OPTION/ SAR GRANTS IN LAST FISCAL YEAR.

      With respect to the Company’s Amended and Restated 1995 Restricted Stock and Deferred Stock Unit Plan, restrictions on stock awarded under the plan, including stock awarded to executive officers, lapse upon the occurrence of certain events related to a change of control of the Company (as defined in the plan) and the stock is not thereafter forfeitable. Under the 2001 Stock Incentive Plan change in control provisions (as defined in the plan), all restricted shares held upon the occurrence of a change in control become fully vested and may be cashed out at the highest market price occurring during a 60 day period prior to the date of the change of control. See footnotes to the SUMMARY COMPENSATION TABLE.

      With respect to the Company’s noncontributory retirement program, under certain circumstances related to a change of control of the Company (as defined in the program documents), part of the benefit to a participant will be paid in a lump sum. See “Pension Plans.”

Compensation of Directors

      Each nonemployee director receives quarterly fees of $12,000 with no additional fees for meetings attended or chaired. Directors who are employees of the Company receive no fees.

      Under the Stock Compensation Plan for Non-Employee Directors, which was adopted by the Board of Directors on September 6, 2000, each eligible director may elect to receive all or part of the quarterly fee in the form of shares of common stock based on the market value on the date fees are payable. If the eligible director elects to receive 100% of the fee in common stock, the fee is increased by 25% before the number of shares are determined. Since the Plan’s adoption, each of the eligible directors has elected to receive all or a portion of the quarterly fee in stock.

      As provided in the 2001 Stock Incentive Plan, each incumbent nonemployee director was granted a stock option to purchase 2,500 shares as of June 11, 2003 (the “Grant Date”), at the fair market value of the stock on that date. The options become exercisable as to 25% of the shares awarded upon each anniversary of the Grant Date.

STOCK PRICE PERFORMANCE GRAPH

      The following graph sets forth the Company’s cumulative total shareholder return (assuming reinvestment of dividends) as compared to the Russell 2000 and to a peer group consisting of Jo-Ann Stores, Inc. (“JAS”) and Rag Shops, Inc. (“RAGS”). The graph assumes $100 invested on January 31, 1999.

      Note: The historical stock price performance shown on the graph below is not necessarily indicative of future price performance.

Total Return Analysis	1999	2000	2001	2002	2003	2004

Hancock Fabrics	100	42	57	206	238	246
Peer Group	100	70	42	78	178	192
Russell 2000	100	117	115	111	87	136

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      If a shareholder desires to present a proposal at next year’s annual meeting of shareholders and to have that proposal included in the proxy statement and proxy for that meeting, that proposal must be received by the Company at its principal executive offices by December 22, 2004. Notice for a shareholder’s proposal received by the Company after March 7, 2005 will be considered untimely for the 2005 annual meeting of shareholders.

OTHER MATTERS

      The Board is not aware that any matters not specified above will be presented at the meeting. If other business should properly come before the meeting, the persons named in the proxy will vote thereon in their discretion to the extent that authority to do so is granted in the proxy.

      PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors,

Ellen J. Kennedy
Secretary

EXHIBIT A

HANCOCK FABRICS, INC.

CHARTER OF THE AUDIT COMMITTEE

Purpose

      The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee will oversee the Company’s accounting and financial reporting process, and the audits of its financial statements, and will assist the Board in monitoring the integrity of the Company’s financial statements, the independent auditors qualifications and independence, the performance of the Company’s internal audit function, and the Company’s compliance with laws and regulations and with the Code of Business Conduct and Ethics.

Membership

      The Audit Committee shall be composed of three or more members of the Board of the Company, who shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). No member may serve on more than three public company Audit Committees unless the Board determines (and discloses in the proxy statement) that such service will not impair that member’s ability to effectively serve on the Company’s committee.

      The Chairman shall have accounting or related financial management expertise, and at least one member shall be a “financial expert” as defined by the Commission. All other members shall be financially literate. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the Company’s business, operations and risks. Members shall be appointed by the Board on the recommendation of the Corporate Governance and Nominating Committee. Members may be replaced by the Board.

Meetings

      The Audit Committee shall meet at least quarterly, but it may be appropriate to meet more frequently. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. A portion of each meeting may be set aside for a private session with any officer or employee of the Company or the Company’s outside counsel or independent auditor, or consultants to the Committee. The Committee shall meet periodically with management, the internal auditors and the independent auditors in separate executive sessions.

      A meeting of the Audit Committee may be called at any time by its Chairman, without notice to or the consent of the Board of Directors or management, for the purpose of discussing or reviewing matters under its authority.

Responsibilities

1.	It is not the Committee’s duty to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

2.	The Committee shall, in its capacity as a committee of the Board, be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

3.	The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

4.	The Committee shall meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

5.	The Committee shall review and evaluate the lead partner of the independent auditor team; evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor; and present its conclusions to the Board.

6.	The Committee shall ensure that the lead audit partner and the reviewing partner rotate, as required by law, and consider whether there should be a regular rotation of the independent auditing firm.

7.	The Committee shall discuss with management and independent auditors significant financial reporting issues and judgments made in connection with preparation of the Company’s financial statements, including significant changes in the selection or application of accounting principles, major issues as to the adequacy of internal controls, and any special steps adopted in light of material control deficiencies.

8.	The Committee shall review and discuss with management and independent auditors the annual audited financial statements, including disclosures in Management’s Discussion and Analysis, and recommend to the Board whether the financial statements should be included in the Form 10-K.

9.	The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

10.	The Committee shall discuss with the independent auditor any matters of audit quality and consistency or issues on which the national office was consulted.

11.	The Committee shall review with the Company’s General Counsel legal matters that may have a material impact on the financial statements.

12.	The Committee shall meet annually with the independent public accountants to:

•	Obtain and review a report from the independent auditor regarding the independent auditor’s internal quality-control procedures, any material issues raised by the most recent internal quality-control or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding 5 years, any steps taken to deal with any such issues, and all relationships between the independent auditor and the Company.

•	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

•	Discuss items which could provide a material risk to the Company in the future.

•	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

•	Discuss matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, and in particular:

•	The auditor’s responsibility under generally accepted auditing standards.

•	Significant accounting policies.

•	Management judgments and accounting estimates.

•	Audit adjustments.

•	Auditor’s judgments about the quality of the entity’s accounting principles.

•	Other information in documents containing audited financial statements.

•	Disagreements with management.

•	Consultation with other accountants.

•	Major issues discussed with management prior to retention.

•	Difficulties encountered in performing the audit.

13.	The Committee shall oversee the hiring of any current or former independent audit firm personnel into positions within the Company, to ensure compliance with the hiring restrictions of the Sarbanes-Oxley Act.

14.	The Committee shall discuss with management and the independent auditor the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analyst and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

15.	The Committee shall review and discuss quarterly reports from the independent auditors on:

•	All critical accounting policies and practices to be used. The Committee shall review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements and disclosures in Management’s Discussion and Analysis.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

16.	The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

17.	The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18.	The Committee shall review the appointment and replacement of the senior internal auditor.

19.	The Committee shall review the Executive Summary prepared by the internal auditing department and meet privately with the internal audit manager each quarter to discuss concerns relating to internal controls or accounting and auditing matters.

20.	The Committee shall meet with Company senior management periodically to review:

•	Major financial risk exposures.

•	Material legal issues.

•	Plans for disaster recovery.

•	Policies with respect to risk assessment and risk management.

•	Business issues which may affect financial results.

•	Ethical standards and conduct.

•	Management Information Systems activities.

21.	The Committee shall have the authority to retain, to the extent it deems necessary or appropriate, independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee, compensation to any advisors employed by the Committee, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

22.	The Committee shall prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

23.	The Committee shall direct any special investigations deemed necessary or appropriate by the Board of Directors or any of its Committees.

24.	The Committee shall review reports and disclosures of insider and affiliated party transactions.

25.	The Committee shall make regular reports to the Board with respect to actions taken by the Committee.

26.	The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

27.	The Committee shall review and reassess the adequacy of this committee’s charter annually and recommend any proposed changes to the Board for approval.

28.	The Committee shall annually review its own performance.

HANCOCK FABRICS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — JUNE 10, 2004

    The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 26, 2004 and hereby appoints Larry D. Fair and Bruce D. Smith and each of them, with full power of substitution, the proxies of the undersigned to represent and vote the shares of the undersigned as indicated on this card at the Annual Meeting of Shareholders of Hancock Fabrics, Inc. to be held on Thursday, June 10, 2004 at 10:00 a.m. CDT and at any adjournment thereof.

    This proxy is solicited by the Board of Directors. It will be voted in accordance with the specifications indicated.

    Unless otherwise indicated, this proxy will be voted FOR the election of both nominees listed, FOR ratification of the appointment of PricewaterhouseCoopers, LLP as Hancock’s independent auditors for the fiscal year ending January 30, 2005 and discretionary authority under Item 3 will be deemed to have been GRANTED.

1.	Election of directors to serve until 2007. A vote FOR both nominees, Roger T. Knox and Bernard J. Wein, is recommended by the Board of Directors.

☐	FOR NOMINEES	☐	WITHHOLD VOTE FOR BOTH
(If you wish to withhold your vote from any individual nominee, write that nominee’s name in the following space: ______________________________________________________________________________________)

(Continued, and to be marked, dated and signed, on the other side)

2.	Ratification of the appointment of PricewaterhouseCoopers, LLP as Hancock’s independent auditors for the fiscal year ending January 30, 2005. A vote FOR the independent auditors is recommended by the Board of Directors.

☐  FOR                                  ☐  AGAINST                                 ☐  ABSTAIN

3.	The proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the meeting and any adjournment thereof. A vote to GRANT authority is recommended by the Board of Directors.

☐  FOR                                  ☐  AGAINST                                 ☐  ABSTAIN

Signature(s) should correspond exactly with the name(s) in which your certificate is issued. Executors, conservators, trustees, etc. should so indicate when signing.

Date	______________________________________	, 2004

Please sign and date your proxy and return promptly in the accompanying envelope.